Liberty Oilfield Services Inc. Announces First Quarter 2019 Financial and Operational Results
April 30, 2019
Denver - (Business Wire) - Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today first quarter 2019 financial and operational results.
Summary Results and Highlights

•	Revenue of $535 million and net income[1] of $34 million, or $0.26 fully diluted earnings per share, for the quarter ended March 31, 2019

•	Adjusted EBITDA[2] of $85 million and annualized Adjusted EBITDA per average active fleet of $15.4 million for the quarter ended March 31, 2019

•	Record quarterly proppant volumes pumped, more than 10% higher than previous quarterly record for the Company
“Despite facing a challenging market, we're proud to have delivered a 13% increase in revenue to $535 million, Adjusted EBITDA2 increased 18% to $85 million, each as compared to the fourth quarter 2018, and net income before income taxes increased 27% compared to the fourth quarter 2018, to $41 million after adjusting for loss (gain) on disposal of assets. We were able to execute on this financial performance due to the excellence of our operations and supply chain teams, as we pumped a record volume of proppant in the quarter. These strong financial results enabled us to continue organically growing our asset base while returning approximately $24 million of cash to stockholders in the form of quarterly dividends, distributions and the repurchase of 1% of our total outstanding shares. With our focus on long-term success, we continue our commitment to achieve superior returns on invested capital, maintain a strong balance sheet and invest for the future. We delivered a Pre-Tax Return on Capital Employed (“ROCE”)3 for the twelve months ended March 31, 2019 of 33%, while generating significant free cash flow and returning cash to stockholders. As always, the Liberty team continues to focus on driving technology innovations and high efficiency operations which are a win for Liberty and a win for our customers,” commented Chris Wright, Chief Executive Officer.
Outlook
Our first quarter 2019 results reflect a rebound in our activity from the fleet utilization challenges experienced in the fourth quarter of 2018. Based on visibility into our customer activity pipeline for the year, demand for Liberty fleets remains high and at the end of the first quarter we activated our new Tier 4 frac fleet, taking the active fleet count to 23 as of March 31, 2019. This additional fleet was deployed to the long-term customer that it was promised to when it was ordered in 2018.
Entering the fourth quarter of 2018, there was an oversupply of staffed frac fleets in the market which, combined with the additional reduction in customer activity, led to a rapid reduction of pricing for frac services. These reductions worked their way through our fleet repricing negotiations from late fourth quarter 2018 into the middle of first quarter 2019. While there continues to be an oversupply of frac fleets in the market, we believe that roughly 20% of the frac fleets that were active in the summer of 2018 are now either idle or in the process of being idled. As supply of active frac equipment balances with demand we expect pricing to potentially improve later this year.

1    Net income attributable to controlling and noncontrolling interests.

2
“Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.

3
Pre-Tax Return on Capital Employed (“ROCE”) is an operational measure. Please see the supplemental financial information in the table under “Calculation of Pre-Tax Return on Capital Employed” at the end of this earnings release for a calculation of this measure.

We are focused on generating strong returns on capital and free cash flow in 2019, while continuing to invest in technology and growing our competitive advantages. We are taking delivery of the final equipment for fleet 24 in the second quarter of 2019, but it will not be deployed without the correct combination of strategic customer demand and market dynamics.
“Liberty’s financial results, favorable long-term outlook and strong balance sheet, support our balanced strategy of disciplined growth and returning capital to our stockholders. Liberty is committed to compounding stockholder value by reinvesting cash flow at high rates of return and returning cash to stockholders as appropriate. We are excited by the growth opportunities in front of us and the positive long-term outlook for the shale revolution and the benefits that this brings to our industry and the country as a whole,” concluded Mr. Wright.
First Quarter Results
For the first quarter of 2019, revenue increased 13% to $535 million from $473 million in the fourth quarter of 2018.
Net income before income taxes totaled $40 million for the first quarter of 2019 compared to $38 million for the fourth quarter of 2018, or $41 million and $32 million, respectively, after adjusting for loss (gain) on disposal of assets.
Net income1 totaled $34 million for the first quarter of 2019 compared to net income1 of $34 million in the fourth quarter of 2018.
Adjusted EBITDA2 increased 18% to $85 million from $72 million in the fourth quarter. Annualized Adjusted EBITDA per average active fleet increased to $15.4 million in the first quarter compared to $13.0 million in the fourth quarter. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
Fully diluted earnings per share was $0.26 for the first quarter of 2019 compared to $0.27 for the fourth quarter of 2018.
Balance Sheet and Liquidity
As of March 31, 2019, Liberty had cash on hand of $59 million and total debt of $106 million, net of deferred financing costs and original issue discount. There were no borrowings drawn on the ABL credit facility, and total liquidity, including availability under the credit facility, was $292 million.
Quarterly Cash Dividend
During the quarter ended March 31, 2019 the Company paid a quarterly cash dividend of $0.05 per share of Class A common stock, or approximately $3.4 million in aggregate to stockholders. Liberty Oilfield Services New HoldCo LLC (Liberty LLC) also paid quarterly distributions of $0.05 per unit, for total dividends and distributions of approximately $5.6 million.
Liberty announced on April 23, 2019 a cash dividend of $0.05 per share of Class A common stock, to be paid on June 20, 2019 to holders of record as of June 6, 2019. A distribution of $0.05 per unit has also been approved for holders of units in Liberty LLC, which will use the same record and payment date.
Future declarations of quarterly cash dividends are subject to approval by the Board of Directors and to the Board’s continuing determination that the declarations of dividends are in the best interests of Liberty and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

Repurchase of Common Stock
On September 10, 2018 the Board approved a $100 million share repurchase plan which was fully completed in January 2019. On January 22, 2019 the Board approved an additional $100 million share repurchase plan which expires on January 31, 2021. During the quarter ended March 31, 2019, Liberty repurchased and retired 1,303,003 shares of Class A common stock for approximately $18 million. The total remaining authorization for future common share repurchases as of March 31, 2019 was approximately $99 million.
Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Wednesday, May 1, 2019. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President, and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join Liberty's call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10130775. The replay will be available until May 8, 2019.
About Liberty
Liberty is an independent provider of hydraulic fracturing services to onshore oil and natural gas exploration and production companies in North America. Liberty was founded in 2011 with a relentless focus on improving tight-oil completions, and an emphasis on customer partnerships and technology to find innovative answers to frac optimization. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.

Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on February 28, 2019 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Statement of Income Data:	(amounts in thousands, except for per share and fleet data)
Revenue	$535,148	$473,115	$495,160
Costs of services, excluding depreciation and amortization shown separately	429,299	377,590	376,827
General and administrative	22,088	25,403	21,677
Depreciation and amortization	38,387	34,183	28,016
Loss (gain) on disposal of assets	1,223	(5,608)	80
Total operating expenses	490,997	431,568	426,600
Operating income	44,151	41,547	68,560
Interest expense	4,182	3,463	6,494
Net income before taxes	39,969	38,084	62,066
Income tax expense	6,060	4,147	8,079
Net income	33,909	33,937	53,987
Less: Net income attributable to predecessor, prior to Corporate Reorganization	—	—	8,705
Less: Net income attributable to noncontrolling interests	15,788	14,951	21,607
Net income attributable to Liberty Oilfield Services Inc. stockholders	$18,121	$18,986	$23,675
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share (1):
Basic	$0.27	$0.28	$0.34
Diluted	$0.26	$0.27	$0.34
Weighted average common shares outstanding:
Basic	67,427	68,881	68,924
Diluted	114,171	116,109	118,182

Other Financial and Operational Data
Capital expenditures (2)	$51,108	$87,354	$82,867
Adjusted EBITDA (3)	$84,815	$71,984	$100,167
Total Fleets at beginning of period (4)	22.0	22.0	19.0
Total Fleets at end of period (4)	23.0	22.0	21.0
Average Active Fleets (5)	22.3	22.0	19.9
Annualized Adjusted EBITDA per Average Active Fleet (6)	$15,425	$12,981	$20,414

(1)
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share for the three months ended March 31, 2018 does not include net income attributable to our predecessor, prior to corporate reorganization.

(2)	Capital expenditures presented above are shown on an as incurred basis, including capital expenditures in accounts payable and accrued liabilities.

(3)	Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.

(4)	Total Fleets represents the number of deployed and active fleets as of the designated date.

(5)	Average Active Fleets is calculated as the daily average of the number of active fleets for the period presented.

(6)	Annualized Adjusted EBITDA per Average Active Fleet is calculated as Adjusted EBITDA for the year, or the respective quarter annualized, divided by the Average Active Fleets, as defined above.

Liberty Oilfield Services Inc.
Condensed Consolidated and Combined Balance Sheets
(unaudited, amounts in thousands)
	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$58,688	$103,312
Accounts receivable and unbilled revenue	321,237	247,961
Inventories	74,348	60,024
Prepaids and other current assets	24,839	49,924
Total current assets	479,112	461,221
Property and equipment, net	640,768	627,053
Operating and finance lease right-of-use assets	120,438	—
Other assets	28,538	28,227
Total assets	$1,268,856	$1,116,501
Liabilities and Equity
Current liabilities:
Accounts payable	$122,673	$80,490
Accrued liabilities	124,232	138,861
Current portion of operating and finance lease liabilities	27,112	—
Current portion of long-term debt, net of discount	392	385
Total current liabilities	274,409	219,736
Long-term debt, net of discount	106,041	106,139
Long-term operating and finance lease liabilities	85,830	—
Deferred tax liability	27,020	32,994
Payable pursuant to tax receivable agreement	20,074	16,818
Total liabilities	513,374	375,687

Stockholders' equity:
Common Stock	1,123	1,136
Additional paid in capital	314,967	312,659
Retained earnings	133,877	119,274
Total stockholders' equity	449,967	433,069
Noncontrolling interest	305,515	307,745
Total Equity	755,482	740,814
Total liabilities and equity	$1,268,856	$1,116,501

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net income	$33,909	$33,937	$53,987
Depreciation and amortization	38,387	34,183	28,016
Interest expense	4,182	3,463	6,494
Income tax expense	6,060	4,147	8,079
EBITDA	$82,538	$75,730	$96,576
Fleet start-up costs	1,054	1,227	3,309
Asset acquisition costs	—	635	—
Loss (gain) on disposal of assets	1,223	(5,608)	80
Advisory services fees	—	—	202
Adjusted EBITDA	$84,815	$71,984	$100,167

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	March 31, 2019
	2019	2018
Net income	$228,955
Add back: Income tax expense	38,366
Pre-tax net income	$267,321
Capital Employed
Total debt, net of discount	$106,433	$107,275
Total equity	755,482	650,920
Total Capital Employed	$861,915	$758,195

Average Capital Employed (1)	$810,055
Pre-Tax Return on Capital Employed (2)	33%

(1)	Average Capital Employed is the simple average of Total Capital Employed as of March 31, 2019 and 2018.

(2)	Pre-tax Return on Capital Employed is the ratio of pre-tax net income for the twelve months ended March 31, 2019 to Average Capital Employed.